                                                                     EXHIBIT (p)


                                  SUMMARY OF
                           HEARTLAND CODE OF ETHICS
                           (As of October 22, 1998)


1.   Covered Persons.  The Code applies to all officers and directors and all
     ---------------
     full-time and part-time employees of Heartland Advisors ("Heartland Persons"). The provisions relating to personal transactions also apply to transactions in accounts of your spouse, minor children, other relatives whose investments you direct or control and accounts in which you have a direct or indirect pecuniary interest. (See Section III. A)

2.   Personal Transactions.  To ensure that the personal investment activities
     ---------------------
     of Heartland Persons do not conflict with or adversely affect the interests of Heartland shareholders and clients, the Code imposes the following restrictions on personal investment activities:

          . Equity transactions in issuers with market capitalizations of less than $500 million and purchases of securities in initial public offerings are prohibited. (See Section IV. A and E)

          . Transactions in open-end mutual funds and certain other types of investments are not subject to the pre-clearance or reporting rules of the Code. (See Section III. C)

          . Non-discretionary transactions and certain other types of transactions are subject to the reporting, but not the pre-clearance rules of the Code. (See Section V.)

          . Transactions which normally are permitted will be denied on any day that a Heartland Fund or client is trading in the security or the security is being considered for purchase or sale on their behalf. In addition, portfolio managers may not trade in securities which have been purchased or sold for a Heartland Fund or client account they manage within the seven calendar days before and after such trade is executed; the analyst for such security is similarly restricted during such period.

          . All permitted transactions in equity and debt securities and commodity interests, including transactions in private placement securities, must be pre-cleared using the Heartland Personal Trading Request and Authorization Form. The form must be signed by one of the fixed income or equity investment representatives designated below and forwarded to the Compliance Department (S. Keuper or, in her absence, one of the attorneys) for pre-clearance approval. A Bloomberg printout showing the issuer's market cap must be attached. Pre-clearance approval is good for three business days inclusive of the day of approval. (See
               Section IV. B)

                 Fixed Income Representatives: P. Retzer, L. Pavelec, T. Conlin Equity Representative: B. Nasgovitz, K. Clark, E. Miller, J. Just

          . All personal holdings must be reported to Compliance at start of employment and annually thereafter. All personal transactions must be reported within 10 calendar days after quarter end. (See
               Section VII. B & D)

          . If you maintain a brokerage account, you are required to direct your broker to send the Compliance Department duplicate copies of your personal transaction confirmations. (See Section VII. C)

          . Sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days that result in a profit are prohibited. (See Section IV. D)

3.   Gifts. No Heartland person may accept any payment, service or gift having a
     -----
     value of more than $100 within any calendar year from any person or entity doing business with or on behalf of the Heartland Funds. There is an exception for occasional meals, tickets to sporting events etc. Most gifts received must be reported to the Compliance Department (See Section VI. A)

4.   Confidentiality. All information regarding the investment transactions of
     ---------------
     Heartland Funds and clients is to be kept confidential except as is required in the ordinary course of your employment duties at Heartland. (See Section VI. C)

5.   Family Employment in Securities/Commodities Industry. All Heartland Persons
     ----------------------------------------------------
     are required to disclose in writing to the Compliance Department the employment of a spouse or other family member or resident in their households that are employed in the securities or commodities industry with their job title.

6.   Code Violations. Compliance with the Code is a condition of employment, and
     ---------------
     any violation may be cause for disciplinary action up to and including termination of employment. (See Section II. A)

7.   Questions. Any question regarding the Code or a particular transaction
     ---------
     should be directed to J. Bauer or one of the other Heartland attorneys.

                             HEARTLAND GROUP, INC.
                                      and
                           HEARTLAND ADVISORS, INC.

                                CODE OF ETHICS
                                --------------

                             Amended and Restated
                            as of October 22, 1998

                                   HEARTLAND

                                CODE OF ETHICS

                               TABLE OF CONTENTS

I.   INTRODUCTION.........................................................  4
     A. General Fiduciary Principles......................................  4
     B. Regulatory Requirements...........................................  4

II.  ADMINISTRATION AND ENFORCEMENT.......................................  5
     A. Compliance as Condition of Employment; Disciplinary Sanctions.....  5
     B. Interpretation and Enforcement....................................  5
     C. Compliance Monitoring and Management Reporting....................  5
     D. Records Retention.................................................  6
        1  Retention of Code..............................................  6
        2. Record of Violations...........................................  6
        3. Forms and Reports..............................................  6
        4. List of Heartland Persons......................................  6

III. DEFINITIONS..........................................................  6
     A. Heartland person..................................................  6
        1. Access Person..................................................  6
        2. Investment Person..............................................  7
        3. Unaffiliated Directors.........................................  7
        4. Exclusions for Certain Purposes................................  7
     B. Personal Transactions.............................................  7
     C. Securities and Commodity Interests................................  8

IV.  RESTRICTIONS ON PERSONAL TRANSACTIONS................................  8
     A. No Personal Trading In Small Companies............................  8
     B. Clearance Required for all Other Personal Transactions............  8
     C. Black-Out Periods.................................................  9
        1. Access Person..................................................  9
        2. Investment Person..............................................  9
        3. Exceptions to Black-Out Rules..................................  9
           a.  Highly Liquid Securities...................................  9
           b.  Pre-Approval Exceptions.................................... 10
     D. Ban on Short-Term Trading Profits................................. 10
     E. Purchase of Equity Securities in Initial Public Offering
        Prohibited........................................................ 11
     F. Purchase from or Sale to Clients or Funds Prohibited.............. 11

V.   EXEMPT TRANSACTIONS.................................................. 11

VI.  RESTRICTIONS ON OTHER ACTIVITIES..................................... 12
     A.  Gifts............................................................ 12
     B.  Service as a Director of a Public Company........................ 12
     C.  Confidentiality.................................................. 13

VII. REPORTING AND DISCLOSURE REQUIREMENTS OF HEARTLAND PERSONS........... 13
     A.  Disclosure of Family Members Employed in the Securities
         or Commodities Industry.......................................... 13
     B.  Access Person Quarterly Reports.................................. 13
     C.  Access Person Confirmations...................................... 14
     D.  Access Person Disclosure of Personal Holdings.................... 14
     E.  Potential Conflicts of Interest of Access Persons................ 14
     F.  Reporting by Unaffiliated Directors.............................. 14

VII. INSIDER TRADING...................................................... 14

Annual Certification of Compliance................................. APPENDIX A
Personal Trading Request & Authorization Form...................... APPENDIX B
Gift Disclosure Report............................................. APPENDIX C
Quarterly Securities Transaction Report............................ APPENDIX D
Annual Report of Personal Investments.............................. APPENDIX E

                                   HEARTLAND

                                CODE OF ETHICS


I.   INTRODUCTION
     ------------

     This Code of Ethics ("Code") has been adopted by Heartland Advisors, Inc. and Heartland Group, Inc. ( hereinafter referred to individually as "HAI" and "HGI," respectively, and as "Heartland," collectively), and shall govern the conduct of their respective directors, officers and employees in furtherance of general fiduciary principles and to satisfy certain regulatory requirements discussed below.

A.   General Fiduciary Principles.
     ----------------------------

     Although Heartland believes that individual investment activities by its officers and employees should not be prohibited or discouraged, the nature of Heartland's obligations to its clients and Heartland Fund shareholders as a fiduciary necessarily results in some restrictions on the investment activities of its directors, officers and employees and members of their families. This Code is intended to address the following fiduciary principles which must guide all personal investment activities of all Heartland persons:

     1. At all times the interests of clients and Heartland Fund shareholders must take precedence over personal interests;

     2. All personal transactions in securities and commodity interests must be conducted in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest with the investment activities undertaken for clients or Heartland Fund shareholders, or any abuse of position of trust and responsibility; and

     3. No Heartland person shall take inappropriate advantage of his or her position with or on behalf of Heartland or as a securities or commodities industry professional.

B.   Regulatory Requirements.
     -----------------------

     Rule 17j-1 (the "IC Rule") under the Investment Company Act of 1940 (the "IC Act") requires that an investment company, as well as its investment adviser and principal underwriter, adopt a written code of ethics containing provisions reasonably necessary to prevent persons having access to information about the investment company's portfolio transactions from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the IC Rule. In addition, Rule 204-2 (the "IA Rule") under the Investment Advisers Act of 1940 (the "IA Act") requires investment advisers to keep certain records, which must be available for inspection by representatives of the Securities and Exchange Commission ("SEC"), regarding personal investment activities of advisory personnel.

     In satisfaction of these regulatory requirements, this Code includes the principal recommendations in the Report of the Investment Company Institute Advisory Group on Personal Investing dated May 9, 1994.

II.  ADMINISTRATION AND ENFORCEMENT.
     -------------------------------

A.   Compliance as Condition of Employment; Disciplinary Sanctions.
     -------------------------------------------------------------

     Compliance with this Code is a condition of employment of each director, officer and employee of HAI. All directors, officers and employees are required to certify compliance with this Code each year in the Form attached as APPENDIX A. Violation of this Code, or the principles described herein may be cause for disciplinary action up to and including termination of employment. Other disciplinary actions may include warnings, periods of "probation" during which all personal investment activities (except for specifically approved liquidation of current positions) is prohibited, reversal of transactions and disgorgment of profits. Technical compliance with the letter of the Code will not automatically insulate from scrutiny transactions which appear to indicate a pattern of abuse of an individual's fiduciary duties.

B.   Interpretation and Enforcement.
     -------------------------------

     Questions regarding personal investment activities under the Code shall be directed to the Compliance Officer and General Counsel of HAI, or her designee ("Compliance Officer"), who shall be responsible for the enforcement of the Code, subject to, in the case of disciplinary sanctions, the approval of the Chief Executive Officer of HAI and such other persons as she shall deem appropriate. All HAI personnel shall be required to certify annually that they have read, understand and have complied with the Code.

C.   Compliance Monitoring and Management Reporting.
     ----------------------------------------------

     The Compliance Officer shall review all quarterly reports, confirmations and other materials provided to her regarding personal securities transactions by Heartland persons to ascertain compliance with the provisions of the Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of the Code.

     The Compliance Officer shall prepare and deliver to the Executive Committee of HAI with such frequency as they shall mutually agree, and to the Board of Directors of HGI with the frequency set forth below, written reports which, at a minimum:

     1. Not less frequently than quarterly, identify any violations of the Code detected since the last such report, including the nature of the violation, the person or persons involved, and the corrective action taken;

     2. Not less frequently than annually, summarize existing procedures concerning personal investing, and any changes in such procedures since the last such report; and

     3. Not less frequently than annually, identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

D.   Records Retention.
     -----------------

HAI shall maintain, on a confidential basis, records in the manner and to the extent set forth below or as shall otherwise be required under applicable law and regulation:

     1.   Retention of Code. A copy of this Code shall be preserved in an easily
          -----------------
     accessible place.

     2.   Record of Violations. A record of any violation of this Code and of
          --------------------
     any action taken as a result thereof shall be preserved for a period of not less than six years from the end of the calendar year in which the violation occurred, the first two years in an easily accessible place.

     3.   Forms and Reports.  A copy of each Personal Trading Request and
          -----------------
     Authorization Form and each Quarterly Report prepared and filed by a Heartland Person under this Code shall be preserved for a period of not less than six years from the end of the calendar year in which such report is made, the first two years in an easily accessible place.

     4.   List of Heartland Persons. A list of all persons who are, or within
          -------------------------
     the past six calendar years have been, required to file Personal Trading Request and Authorization Forms and Quarterly Reports pursuant to this Code shall be maintained in an easily accessible place.

III. DEFINITIONS
     -----------

A.   Heartland Person.
     ----------------

"Heartland Person" shall mean all of the following:

     1.   Access Person. "Access Person" shall mean (i) all directors, officers
          -------------
     and employees of Heartland; and (ii) any individual or company in a control/1/ relationship with HAI, including any employee of such company who, in connection with his/2/ regular functions

____________

/1/ "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

/2/ The use of the masculine pronoun is for convenience of reference only and is intended to include the feminine in all cases, unless the context requires otherwise.

     or duties (a) has access to information about Heartland Fund or client portfolio activities or (b) makes investment decisions with respect to assets held by such company as a principal or fiduciary. "Access Person" shall also include any independent contractor retained by Heartland who, in the judgment of the Compliance Officer, is performing a function providing him access to information about client or Heartland Fund portfolio activities.

     Note: Any private investment partnership in which Heartland Persons own 5% or less shall not be subject to the provisions of this Code, except that the purchases of equity securities in initial public offerings by such entities shall not be permitted without the prior approval of the Compliance Officer.

     2.   Investment Person. "Investment Person" shall mean any employee,
          -----------------
     officer or director of HAI who (i) either individually or jointly makes investment decisions affecting a Heartland Fund's or client's investment portfolio ("portfolio manager"), (ii) provides investment information or advice to portfolio managers ("investment analyst"), (iii) executes trades on behalf of a Heartland Fund or client investment portfolio ("trader"),
     (iv) is the Investment Operations Officer of HAI, or (v) supervises any person performing any of the aforesaid functions.

     3.   Unaffiliated Directors. "Unaffiliated Director" shall mean a director
          ----------------------
     of HGI who is not an "interested person" of HGI within the meaning of
     Section 2(a)(19) of the IC Act.

     4.   Exclusion for Certain Purposes.  The restrictions and requirements of
          ------------------------------
     Sections IV and VII. A through VII. E shall not apply to an Unaffiliated Director.

B.   Personal Transactions.
     ---------------------

     "Personal Transactions" shall mean transactions by a Heartland Person in securities and commodities interests in which he or she has direct or indirect "beneficial ownership" within the meaning of the term as used in Rule 16-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities and commodity interests. Personal transactions shall include transactions for: (i) his own account;
     (ii) an account owned jointly with another person; (iii) an account in his name as a guardian, executor or trustee; (iv) an account in which such person, his spouse, or his minor child residing in his household has a direct or indirect interest; (v) an account of any other relative (e.g., parents, adult children, brothers, sisters, etc.) whose investments the Heartland Person directs or controls whether or not the person resides with the Heartland Person: and (vi) an account of any other person, partnership, corporation, trust, custodian, or other entity if, by reason of contract or formal or informal understanding or arrangement, the Heartland Person has a direct or indirect pecuniary interest in such account.

C.   Securities and Commodity Interests.
     ----------------------------------

     "Security" shall mean equities and equity-related securities within the meaning of Section 2(a)(36) of the IC Act, such as common stocks, options on common stocks or stock indices, preferred stocks, shares of closed-end investment companies, convertible or participating debentures or notes, various derivative instruments, and corporate and municipal bonds and notes. Securities shall also include limited partnership interests and private placement common or preferred stocks or debt instruments.

     "Commodity Interests" shall mean futures contracts, and options on futures contracts, relating to any stock, bond or index.

     Note: The transactional and reporting rules under this Code do not apply to U.S. Government securities; bankers acceptances, bank certificates of deposit, commercial paper, repurchase agreements or other money market instruments as designated by the Boards of Directors of HGI and HAI from time to time; shares of open-end investment companies; and options/futures based on broad based indices or interest rates, Treasury instruments, currencies or agricultural or industrial commodities (e.g., those involving agricultural products or precious metals) that are exchange-traded or quoted on an automated quotation system.

IV.  RESTRICTIONS ON PERSONAL TRANSACTIONS
     -------------------------------------

A.   No Personal Trading in Small Companies.
     --------------------------------------

     Except for sales that qualify as "exempt" transactions under Section V hereof and transactions in closed-end investment companies, no Access Person may effect a personal transaction in the security or commodity interest of an issuer, whose market capitalization is less than $500 million ("small cap" investments).

     Access Persons shall be permitted to sell small cap investments owned and reported to the Compliance Officer at commencement of employment with HAI, small cap investments acquired other than by purchase (e.g., inheritance, spin-off, etc.), and those that were not small cap investments at the time of purchase; provided, however, they shall be subject to all other provisions of the Code. Additional purchases of such investments are not exempt by virtue of this paragraph from the prohibitions against transactions in small companies

B.   Pre-Clearance Required for all Other Personal Transactions.
     ----------------------------------------------------------

     Unless the transaction is exempt as provided in Section V hereof, every personal transaction in a security or commodity interest, including transactions in private placement securities, by an Access Person must be pre-approved by the Fixed Income or Equity Investment Representative designated by the Chief Executive Officer of HAI, respectively, and pre-cleared by the Compliance Officer. Pre-approval and pre-clearance shall be obtained by using the Personal Trading Request and Authorization Form as made available by the

     Compliance Officer from time to time, a current copy of which is attached hereto as APPENDIX B.

     Pre-approval and pre-clearance shall be good for three business days inclusive of the day on which approval is granted. An order which is not executed within that time must be re-submitted for pre-approval and pre-clearance.

C.   Black-Out Periods.
     -----------------

     The black-out periods set forth below shall apply solely to the individual security in question and not to the issuer generally. Black-out periods shall be determined exclusive of the day on which the Heartland Fund or client transaction is effected or being considered. In the event of a violation of these provisions, if the violation results from a transaction which can be reversed prior to settlement, such transaction shall be reversed with any costs being borne by the Access Person. If reversal is not practical or possible, then any profit realized from the transaction, net of commissions, shall be disgorged to a charity selected by the Access or Investment Person and approved by the Compliance Officer.

     In recognition of certain procedural difficulties that exist with regard to complying with the black-out periods, the Compliance Officer shall have the discretion to make exceptions to these restrictions on a case by case basis, but only where no abuse is involved and the equities of the situation strongly support an exception.

     1.   Access Persons.  Unless the transaction is exempt under this Code, no
          --------------
     Access Person may (i) execute a personal transaction on a day during which a Heartland Fund or client have a pending "buy" or "sell" order in that same security, until the "buy" or "sell" order for the Heartland Fund or client in that security is executed or withdrawn, or (ii) execute a personal transaction when the security is being considered for purchase or sale on behalf of a Heartland Fund or client.

     Note: A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated by an Investment Analyst, in the course of his normal business duties, to the Portfolio Manager responsible for making investment decisions on behalf of a Heartland Fund or client, and such recommendation is under active consideration by the Portfolio Manager.

     2.   Investment Person. No Investment Person may effect a personal
          -----------------
     transaction within seven calendar days before or after a trade is executed on behalf of a Heartland Fund or client for which the Investment Person is either (i) the portfolio manager for such Fund or client or (ii) the investment analyst for such security.

     3.   Exceptions to Black-Out Rules.
          ------------------------------

          a.   Highly Liquid Securities. Personal transactions in stocks (and in
               ------------------------
     convertible preferred stocks convertible into such common stocks) of companies with market capitalizations of $5 billion or more at the time of purchase or sale shall not be subject to the black-out periods set forth above. These stocks are believed to be sufficiently liquid and actively traded such that investment transactions undertaken for clients or the Heartland Funds are unlikely to have any significant impact on the market price of such stocks. However, because options and other derivatives may involve leverage which magnifies the effect of even small price changes in the underlying stock, personal transactions in options and other derivatives remain subject to such black-out periods.

          b.   Pre-Approval Exceptions. The above black-out periods shall not
               -----------------------
     apply to purchases or sales that receive the prior approval of the Compliance Officer and either the Equity Investment or Fixed Income Representative(s) designated by the Chief Executive Officer, as appropriate. Prior approval shall be based on one or more of the following factors: (i) the transaction is not potentially harmful to any Heartland Fund or client; (ii) the transaction would be unlikely to affect the market in which the portfolio securities for the Heartland Funds or clients are traded; and (iii) the transaction is not related economically to the securities to be purchased, sold, or held by the Heartland Funds or clients and the decision to purchase or sell the security is not the result of material non-public information.

D.   Ban on Short-Term Trading Profits.
     ---------------------------------

     Access Persons are prohibited from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days, subject to the exceptions discussed below.

Exceptions to Ban on Short-Term Trading.
---------------------------------------

     1. A purchase and sale, or a sale and purchase, of the same (or equivalent) securities within 60 calendar days that results in a loss that the Access Person can document to the satisfaction of the Compliance Officer that, in the judgment of the Compliance Officer, does not otherwise appear to violate the letter or spirit of the Code shall be permitted.

     2. In the event that (i) the effect of a transaction is to substitute an equity derivative position in a security with a comparable number of shares of the underlying security, or vice versa, (ii) the substitution transactions occur within the same trading day, and (iii) the value of the substituted position increases and decreases relative to increases and decreases in the value of the original derivative or underlying security position, then, the transactions implementing the substitution shall be permitted.

     3. In recognition of the possibility of an inadvertent violation (e.g., "non-volitionalsales" that might result when, for example, an issuer of a security purchased for long-term investment becomes the subject of a takeover bid, or from routine dividend reinvestment or periodic purchase plan transactions), the Compliance Officer shall have the discretion to make exceptions to the sanctions provided which shall be the same as those for violating the Black-Out Periods set forth in Section IV.C.

E.   Purchase of Equity Securities in Initial Public Offering Prohibited.
     -------------------------------------------------------------------

     All Access Persons are prohibited from purchasing equity securities in initial public offerings ("IPOs"). Further, all Access Persons are prohibited from using the facilities of HAI to secure an IPO, directly or indirectly, for any non-client or to indirectly (that is, in circumvention of any procedures established from time to time by HAI for allocation of IPOs among the Heartland Funds and clients) secure an IPO for any client or Heartland Fund.

F.   Purchase of Securities From or Sale of Securities to Clients or Funds
     ---------------------------------------------------------------------
Prohibited.
-----------

     All Access Persons are prohibited from, directly or indirectly, purchasing any security or commodity interest from, or selling any security or commodity interest to, a client or Heartland Fund.

V.   EXEMPT TRANSACTIONS.
     -------------------

     1. The following transactions shall be exempt from the pre-clearance requirements and other provisions of Section IV hereof, but the reporting and disclosure requirements of Section VII hereof shall apply:

     1.   Non-discretionary Transactions.  Purchases or sales effected in any
          ------------------------------
     account over which an Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person unrelated to the Access Person whom Access Person does not, in fact, influence or control.

     Note: Any registered investment adviser retained by an Access Person shall be pre-approved by the Compliance Officer before the Access Person may rely upon this exemption. For this purpose, powers of attorney and brokerage account agreements will be deficient unless they contain an express delegation of investment discretion.

     2.   Non-volitional Transactions. Purchases or sales that are non-
          ---------------------------
     volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions.

     3.   Automatic Dividend Reinvestment Plans.  Purchases that are part of an
          -------------------------------------
     issuer's automatic dividend reinvestment plan.

     4.   Rights Issuances. Purchases effected upon the exercise of rights
          ----------------
     issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     5.   Private Placements. Private placements subject to the prior approval
          ------------------
     of the Compliance Officer and the following conditions:

          a. In determining whether the investment should be approved, the Compliance Officer shall consider whether the investment should be reserved for Heartland Funds or clients, and whether such opportunity is being offered to such Access Person by virtue of his position with the Heartland Funds or clients.

          b. If, and after, an Investment Person obtains approval of the Compliance Officer to acquire securities in a private placement, such Investment Person shall disclose such personal investment to the Investment Operations Officer of HAI in connection with any investment recommendation or decision he makes within the subsequent six months with respect to the particular security or other securities issued by the same issuer. Any such investment recommendation or decision shall be pre-approved by the Investment Operations Officer, and any resulting purchase or sale shall be disclosed to the Board of Directors of the Heartland Funds and to any other client whose investment portfolio is affected thereby.

VI.  RESTRICTIONS ON OTHER ACTIVITIES.
     --------------------------------

A.   Gifts.
     -----

     No Access Person that is a director, officer or employee of HAI may directly or indirectly accept any payment, service or gift having a value of more than $100 within any calendar year from any person, entity or person affiliated with an entity that is a member of the National Association of Securities Dealers ("NASD") that does business with or on behalf of Heartland. (For purposes of this section, gifts shall not include items such as cabfares incidental to the conduct of business of deminimis value made available to the public at large attending industry conferences and similar events.) Notwithstanding the provisions of this paragraph, the following shall be permitted:

     1. An occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety; and

     2. Payment or reimbursement of fees or tuition for meetings held in connection with training or education of Access Persons

     All gift items shall be reported to the Compliance Officer on the Gift Disclosure Report attached as APPENDIX C other than meals accepted in the
                                              ----------
     ordinary course of business.

B.   Service as a Director of a Public Company.
     -----------------------------------------

     No Access Person that is a director, officer or employee of HAI shall serve on a board of directors of a publicly traded company, absent prior written authorization of the

     Compliance Officer and the Chief Executive Officer of HAI. In approving a request, a determination shall be made that the board service would not be inconsistent with the interests of the Heartland Funds or clients. Any such approval shall be communicated with any procedures the Compliance Officer deems appropriate to prevent the misuse of material non-public information which may be acquired through board service, and other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest. If the Access Person is an Investment Person, these procedures, at a minimum, shall provide that such person is isolated from investment decisions with respect to securities issued by such company.

C.   Confidentiality.
     ---------------

     No Heartland Person shall reveal to any other person (except in the normal course of his duties on behalf of HGI or HAI) any information regarding investment transactions made, or being considered, by or on behalf of any Heartland Fund or client.

VII. REPORTING AND DISCLOSURE REQUIREMENTS OF HEARTLAND PERSONS.
     -----------------------------------------------------------

A.   Disclosure of Family Members Employed in the Securities or Commodities
     ----------------------------------------------------------------------
Industry.
--------

     Every Access Person shall disclose in writing to the Compliance Officer a spouse, other family member or anyone residing within his household who is employed in the securities or commodity industry with their job title.

B.   Access Person Quarterly Reports.
     -------------------------------

     Every Access Person shall complete and submit a Quarterly Report to the Compliance Officer which discloses the information set forth below with respect to transactions in any security or commodity interest in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Every Quarterly Report shall be submitted not later than 10 calendar days after the end of each calendar quarter. No Quarterly Report shall be construed as an admission by the reporting Access Person that he has any direct or indirect beneficial ownership in the reportable items.

     The Quarterly Report shall be in the form published by the Compliance Officer from time to time, the current form of which is attached as APPENDIX D. In lieu of completing the form, an Access Person may sign the form and attach a copy or copies of monthly or quarterly brokerage statements reflecting the reportable activity.

     The Quarterly Report shall contain the following information for each reportable transaction:

     1. the date of the transaction, the name of the issuer, and the number of shares or the principal amount of the security involved;

     2.   the nature of the transaction (i.e., purchase or sale);

      3.  the price at which the transaction was effected; and

      4. the name of the broker, dealer, or bank with or through whom the transaction was effected.

C.    Access Person Confirmations.
      ---------------------------

      All Access Persons maintaining brokerage accounts shall direct their brokers to furnish the Compliance Officer on a timely basis, duplicate copies of confirmations of all personal transactions.

D.    Access Person Disclosure of Personal Holdings.
      ---------------------------------------------

      All Access Persons shall disclose to the Compliance Officer all personal holdings in investments covered by this Code upon commencement of employment and thereafter on an annual basis the Annual Report of Personal Investments attached as APPENDIX E.

E.    Potential Conflicts of Interest of Access Persons.
      -------------------------------------------------

      Each Access Person shall immediately report to the Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's personal transactions and those of the Heartland Funds or clients.

F.    Reporting by Unaffiliated Directors.
      -----------------------------------

      An Unaffiliated Director shall report a non-exempt personal transaction in securities or commodity interests covered by this Code to the Compliance Officer within 10 calendar days of the end of the calendar quarter in which such transaction was effected if, at the time such transaction was effected, the Unaffiliated Director knew or, in the ordinary course of fulfilling his official duties as a director of HGI, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Unaffiliated Director, the security is or was purchased or sold by a Heartland Fund or was considered for purchase or sale.

VIII. INSIDER TRADING
      ---------------

      All Access Persons that are directors, officers and employees of HAI should be familiar with HAI's policies and procedures with respect to insider trading. Such an Access Person's knowledge of pending Heartland Fund or client investment transactions may be material non-public information, causing any personal trading in such investment by the Access Person not only to violate this Code, but also could subject the individual to criminal penalties under federal law.

                           HEARTLAND ADVISORS, INC.
                                Code Of Ethics
                      Annual Certification of Compliance

     I certify that I have read, understand and have conducted myself during the past year in compliance with the Heartland Advisors, Inc. ("Heartland") Code of Ethics. I further certify that I have disclosed all personal investment accounts and transactions which I am required to disclose, and have instructed my broker(s) to send copies of all confirmations and account statements with respect to such accounts to Heartland. I also certify that, except as identified below, there are no (i) spouse or minor children residing at my personal address or (ii) other relatives or persons (whether or not they live at my address) or other entities whose investments I control or direct that are subject to reporting under the Code of Ethics.


-------------------------------------------------------------------------------
   NAME                    RELATIONSHIP               NAME OF EMPLOYER
                                                 (if employed in securities
                                                  or commodities industry)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------




Signature



Name



Date

                           HEARTLAND ADVISORS, INC.
                 PERSONAL TRADING REQUEST & AUTHORIZATION FORM

Instructions: Please complete this form and submit to Compliance Department prior to any trade.

2.   Name:   ________________________________________________

3.   Date of proposed transaction:    /      /     (Note: Pre-approval and pre-
     clearance are good for three business days inclusive of the day on which approval is granted)

4. Indicate issuer, and number of shares (or $ amount) for the proposed transaction:

_______________________________________________    __________________________
               (Issuer)                                 (# shares/ $ amt)

5. Indicate whether the transaction will be a purchase, sale or equivalent thereof:/1/
       [ ]  purchase        [ ]  sale

     Purchase equivalent: [ ] writing a put [ ] buying a call [ ] selling a long put

     Sale equivalent: [ ] buying a put [ ] writing a [ ] selling a call long call

6. Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate/2/ of the issuer?
       [ ]  No      [ ]  Yes    If yes, please explain: _____________________

--------------------------------------------------------------------------------

7. Do you have any direct of indirect professional or business relationship with the issuer?/2/
       [ ]  No      [ ]  Yes    If yes, please explain: _____________________

--------------------------------------------------------------------------------

8.  Do you have any material nonpublic information/3/ concerning the issuer?
       [ ]  No      [ ]  Yes

____________

     /1/  If other than a market order, please provide any proposed limits.

     /2/ For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds the power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer. For purposes of this question, do not include Heartland Advisors within the meaning of affiliate.

     /3/ For a definition of "material nonpublic information," please refer to Heartland Advisors, Inc.'s Policy Against Insider Trading.

9. Do you beneficially own more than 1/2 of 1% of the issuer's outstanding equity securities?
        [ ]  No   [ ]  Yes  If yes, please report number of shares beneficially owned: _________________________________________________________________

9) Is this a short-term trade (within 60 days), private placement or IPO? Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by any of Heartland Advisors, Inc.'s advisory clients (including Funds) that may be relevant to a determination as to the existence of a potential conflict of interest?/4/
        [ ]  No   [ ]  Yes  If yes, please explain:  _________________________

--------------------------------------------------------------------------------

10.     Pre-clearance approval by appropriate Investment Representative (Note:
     Investment Representatives are not permitted to approve their own trades):

        Equity Trade (B. Nasgovitz, K. Clark, or E. Miller)       ______________
                                                                  (initial here)

        Fixed Income Trade (P. Retzer, L. Pavelec or T. Conlin)   ______________
                                                                  (initial here)

11. Does the issuer of the above security have a market capitalization of at least $500 million?
        [ ]  No   [ ]  Yes   (Attach Bloomberg printout evidencing market cap)


___________________

     /4/ Facts that would be responsive to this question include, for example, the ownership by an advisory client of securities of the issuer, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities on behalf of advisory clients. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where advisory clients might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

12.  Are you an Investment Person, as defined by the Heartland's Code of
     Ethics?/5/
     [ ]  No    [ ]  Yes

To the best of my knowledge and belief, the answers that I have provided above are true and correct.
                       ______________________________     _______________
                       (Signature)                        (Date)

To be completed by Compliance Officer or designee:
The above-described proposed transaction appears to be consistent with the policies described in Heartland's Code of Ethics and I believe that the conditions necessary for approval of the proposed transaction have been satisfied.

     [ ]  No    [ ]  Yes     _________________________________   ______________
                             (Signature/Title)                   (Date)

___________________

     /5/ "Investment Person" shall mean any employee, officer or director of HAI who (i) either individually or jointly makes investment decisions affecting a Heartland Fund's or client's investment portfolio ("portfolio manager"),
     (ii) provides investment information or advice to portfolio managers ("investment analyst"), (iii) executes trades on behalf of a Heartland Fund or client investment portfolio ("trader"), (iv) is the Investment Operations Officer of HAI, or (v) supervises any person performing any of the aforesaid functions.

                           HEARTLAND ADVISORS, INC.
                                Code of Ethics
                            Gift Disclosure Report


INSTRUCTIONS: Heartland's Code of Ethics requires each employee to disclose any gifts received (other than items of de minimis value made available to the public at large at industry conferences or similar events. In general, the Code prohibits an employee from receiving any payment, service or gift having a value of more than $100 within any calendar year. To report a gift, please complete this form and return it to J. Bauer, Compliance Officer.

DESCRIBE ITEM, PAYMENT OR SERVICE RECEIVED

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

ESTIMATED VALUE________________________________________________________________

NAME AND BUSINESS RELATIONSHIP OF PARTY RECEIVED FROM

_______________________________________________________________________________
_______________________________________________________________________________

Employee Signature_________________________________   Date ____________________

                                                                       EXHIBIT D

                           HEARTLAND ADVISORS, INC.
            QUARTERLY CODE OF ETHICS SECURITIES TRANSACTION REPORT
                             FOR THE QUARTER ENDED

Name of reporting person:_____________________________

[ ] I have not completed any security transaction in the last calendar quarter required to be reported (See Note 1 on reverse)

                Transactions During Quarter (See Notes 1 and 2)

---------------------------------------------------------------------------------------------------------------------------------
 Date of Transaction   Title and Description       Number of Shares/Face Value       Nature of Ownership   Name of Broker/Dealer
                           of Securities           ----------------------------         (see Note 3)       or Bank (see Note 4)
                                                   Bought or      Sold or
                                                   otherwise      otherwise
                                                   acquired and   disposed of
                                                   unit price     and unit price
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------

Please provide any other relevant information on the reverse side of this form.

To the best of my knowledge and belief, the answers set out in this report are true and complete. (See Note 5).

____________________________________     ____________________________
Signature                                Date

This report must be completed and returned to the Compliance Officer not later than 10 days after the end of each quarter.

                                                                      APPENDIX E

                           HEARTLAND ADVISORS, INC.
                                Code of Ethics
                     Annual Report of Personal Investments

INSTRUCTIONS: Heartland's Code of Ethics requires each employee to disclose his or her personal investments (including investments owned by your spouse, minor children and other relatives residing in your household and investments of other persons or entities with respect to which you have control or a pecuniary interest in) to the Compliance Department upon hire and annually thereafter. Please check and complete each option that applies, sign the form and return it to S. Keuper, Compliance Administrator.

___OPTION 1. If you have no investments to report under the Code of Ethics, check here and sign below.

___OPTION 2. If all or a portion of your investments are held in brokerage/custodial accounts, check here, list your accounts and sign below. If your broker/custodian is not already providing copies of trade confirms and account statements to the Compliance Department, attach a copy of your most recent statement for each account listed.

1.   Account Registration
     Account No.
     Account Type (cash/margin/options/commodities)
     Broker/Custodian Name
     Broker/Custodian Address

2.   Account Registration
     Account No.
     Account Type (cash/margin/options/commodities)
     Broker/Custodian Name
     Broker/Custodian Address


____OPTION 3. If you have investments that are not held in a custodial/brokerage account listed above, list the investments below.

-------------------------------------------------------------------------------
              Security Name            Par value/# of Shares
-------------------------------------------------------------------------------

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

The filing of this report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership interest in the securities reported above.


Employee Signature_____________________________________    Date______________